Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

Dated as of August 28, 2025

between

HSBC BANK PLC, as Issuer

and

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

to

the INDENTURE

dated as of August 31, 2022

relating to Senior Debt Securities

First Supplemental Indenture, dated as of August 28, 2025 (this “First Supplemental Indenture”), between HSBC BANK PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a national banking association, as Trustee (the “Trustee”). All capitalized terms used in this First Supplemental Indenture and not otherwise defined herein have the meanings given such terms in the Indenture.

Recitals

WHEREAS, the Company and the Trustee are parties to that certain Indenture dated as of August 31, 2022 (the “Indenture”);

WHEREAS, Section 11.01(2) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Indenture to add to the covenants of the Company, for the benefit of the Holders of all or any series of Debt Securities;

WHEREAS, the Company desires to add a covenant of the Company to Section 7.04(1) of the Indenture for the benefit of the Holders of all series of Debt Securities;

WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee according to its terms and a valid supplement to the Indenture have been done;

NOW, THEREFORE:

In consideration of the foregoing recitals and other valuable consideration, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Debt Securities as follows:

ARTICLE I
AMENDMENTS

Section 1.1     Reports by Company. Clause (1) of Section 7.04 of the Indenture is hereby amended and restated in its entirety as follows:

“(1)   file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act (provided that any such information, documents or reports filed electronically with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be deemed filed with, and delivered to, the Trustee and transmitted to the Holders at the same time as filed with the Commission); or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be required from time to time in such rules and regulations, it being understood that the Trustee shall have no responsibility to determine whether any documents have been filed on the Commission or national securities exchange system; or, if the Company is not required to file information, documents or reports pursuant to either Section 13 or Section 15(d) of the Exchange Act, and the ‘rules and regulations’ referenced immediately above do not exist or have not been prescribed by the Commission, then it will make available on the Company’s website, copies of its annual report and accounts for each financial year, its interim reports for the first six months of each financial year and any Registration Document, in each case, when required by the Financial Conduct Authority (the “FCA”) or any equivalent successor regulatory authority in the United Kingdom to be so filed and published on the Company’s website (provided that any such reports or document made available on the Company’s website shall be deemed filed with, and delivered to, the Trustee and transmitted to the Holders at the same time as made available on the Company’s website), it being understood that the Trustee shall have no responsibility to determine whether any documents have been made available on the Company’s website. For purposes hereof, “Registration Document” means a document prepared by the Company which constitutes a registration document or any update or supplement thereto for the purposes of (a) prior to January 19, 2026, Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended or (b) on or after January 19, 2026, the FCA’s “Prospectus Rules: Admission to Trading on a Regulated Market” sourcebook or any successor rules, and that has been approved by the FCA or any equivalent successor regulatory authority in the United Kingdom;”

ARTICLE II
MISCELLANEOUS

Section 2.1     Effect of First Supplemental Indenture on Indenture. This First Supplemental Indenture is a supplement to the Indenture. As supplemented by this First Supplemental Indenture, the Indenture is in all respects ratified, approved and confirmed, and the Indenture and this First Supplemental Indenture shall together constitute one and the same instrument.

Section 2.2     Effective Date. The modifications to the Indenture set forth in this First Supplemental Indenture shall become effective on the date first above written.

Section 2.3     Separability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

Section 2.4     No Reliance. Nothing in this First Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Holders of the Debt Securities as provided herein, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture or the Indenture.

Section 2.5     Additional Acts. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intents and purpose of this First Supplemental Indenture.

Section 2.6     Counterparts. This First Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered by electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 2.7     Governing Law. This First Supplemental Indenture shall be deemed to be a contract made and to be performed entirely in the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

Section 2.8     The Trustee. The Trustee accepts the amendments of the Indenture effected by this First Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee.  Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Issuer or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

HSBC BANK PLC

By:	/s/ Kavita Mahtani

	Title:	Kavita Mahtani
	Name:	Chief Financial Officer, HSBC Bank plc

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Eric Schlemmer

	Title:	Eric Schlemmer
	Name:	Vice President

[First Supplemental Indenture – Signature Page]